UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):             September 30, 2004

THE J. JILL GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22480	04-2973769
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Batterymarch Park, Quincy, MA		02169-7468
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(617) 376-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

                On September 30, 2004, The J. Jill Group, Inc. (the “Company”) entered into an amendment of the Fifth Amended and Restated Loan Agreement dated as of June 29, 2001, as amended, between Citizens Bank of Massachusetts, individually and as agent, the other lenders named therein and the Company for the purpose of, among other things, extending the termination date of the loan agreement from June 1, 2005 to June 1, 2006 and modifying certain covenants of the Company, and in connection therewith the Company also executed amendments to the promissory notes relating to the loan agreement.  A copy of the amendments to the loan agreement and promissory notes are attached as Exhibits 10.1 through 10.4 to this Current Report on Form 8-K.

Item 2.02                                            Results of Operations and Financial Condition.

On October 1, 2004, the Company issued a press release announcing its current sales and earnings expectations for the fiscal quarter ending September 25, 2004.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)          Exhibits

10.1                                                  Fourth Amendment to Fifth Amended and Restated Loan Agreement, dated September 30, 2004, by and among the Company and Citizens Bank of Massachusetts, HSBC Bank USA, National Association, Banknorth, N.A. and Citizens Bank of Massachusetts as agent for the lenders

10.2                                               First Amendment to Amended and Restated Revolving Note, dated September 30, 2004, between the Company and Citizens Bank of Massachusetts

10.3                                               First Amendment to Amended and Restated Revolving Note, dated September 30, 2004, between the Company and HSBC Bank USA, National Association

10.4                                               First Amendment to Amended and Restated Revolving Note, dated September 30, 2004, between the Company and Banknorth, N.A.

99.1                                               October 1, 2004 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. JILL GROUP, INC.

Date: October 1, 2004	By:	/s/ Olga L. Conley
Olga L. Conley
Executive Vice President /
Chief Financial Officer and Treasurer
(Principal Financial Officer)